

<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CITIGROUP INC. FOR
THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998 AND IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER>                  1,000,000


<PERIOD-TYPE>                             9-MOS
<FISCAL-YEAR-END>                   DEC-31-1998
<PERIOD-START>                      JAN-01-1998
<PERIOD-END>                        SEP-30-1998
<CASH>                                   14,844
<INT-BEARING-DEPOSITS>                   14,085
<FED-FUNDS-SOLD>                        108,363<F1>
<TRADING-ASSETS>                        146,713
<INVESTMENTS-HELD-FOR-SALE>             103,009
<INVESTMENTS-CARRYING>                        0
<INVESTMENTS-MARKET>                          0
<LOANS>                                 215,595
<ALLOWANCE>                               6,604
<TOTAL-ASSETS>                          701,314
<DEPOSITS>                              222,435
<SHORT-TERM>                             19,492<F2>
<LIABILITIES-OTHER>                      47,226
<LONG-TERM>                              49,419
<PREFERRED-MANDATORY>                     3,820
<PREFERRED>                               2,313
<COMMON>                                     25
<OTHER-SE>                               40,752
<TOTAL-LIABILITIES-AND-EQUITY>          701,314
<INTEREST-LOAN>                          16,853
<INTEREST-INVEST>                             0<F3>
<INTEREST-OTHER>                         17,723
<INTEREST-TOTAL>                         34,576
<INTEREST-DEPOSIT>                            0<F3>
<INTEREST-EXPENSE>                       20,810
<INTEREST-INCOME-NET>                    13,766
<LOAN-LOSSES>                             2,077
<SECURITIES-GAINS>                          694
<EXPENSE-OTHER>                           7,964
<INCOME-PRETAX>                           8,204
<INCOME-PRE-EXTRAORDINARY>                5,130
<EXTRAORDINARY>                               0
<CHANGES>                                     0
<NET-INCOME>                              5,130
<EPS-PRIMARY>                              2.21<F4>
<EPS-DILUTED>                              2.14<F4>
<YIELD-ACTUAL>                                0<F3>
<LOANS-NON>                               3,337<F5>
<LOANS-PAST>                              1,037<F6>
<LOANS-TROUBLED>                             48
<LOANS-PROBLEM>                               0
<ALLOWANCE-OPEN>                          6,237
<CHARGE-OFFS>                             2,458
<RECOVERIES>                                490
<ALLOWANCE-CLOSE>                         6,704<F7>
<ALLOWANCE-DOMESTIC>                          0<F8>
<ALLOWANCE-FOREIGN>                           0<F9>
<ALLOWANCE-UNALLOCATED>                       0<F10>

<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  Purchased Funds and Other Borrowings.
<F3>  Not Disclosed.
<F4>  Primary EPS represents Basic EPS under Financial Accounting Standards
      No. 128, "Earnings per Share" (SFAS No. 128).
<F5>  Includes $1,280MM of cash-basis commercial loans and $2,057MM of consumer loans on which accrual of interest has been suspended.
<F6>  Accruing loans 90 or more days delinquent.
<F7>  Aggregate allowance activity for the nine months of 1998 includes $358MM in other changes, of which, $320MM reflects the addition of credit less reserves related to the acquisition of UCS. The remaining balance is principally foreign currency translation effects.  Aggregate allowance includes
      $50 million attributable to standby letters of credit and guarantees included in Other Liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading Account
      Assets at September 30, 1998.
<F8>  No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,827MM of the allowance at December 31, 1997 was attributed to operations outside the
      U.S. (see Note 4 to the 1997 10-K).
<F9>  See Footnote F8 above.
<F10> See Footnote F8 above.



